Exhibit 10.1

AMENDMENT NUMBER THREE

TO

THE ALICO OVERSEAS PENSION PLAN

THE ALICO OVERSEAS PENSION PLAN (the “Plan”) is hereby amended, effective as of January 1, 2012, as follows:

1.	Section 1.05 is hereby amended by replacing the last sentence thereof with the following:

Notwithstanding any other provision of the Plan to the contrary, compensation for personal services performed by an Employee in the United States while a United States citizen, green card holder, or resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code) shall not be recognized as Compensation under the Plan. In the case of an Employee who is a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Internal Revenue Code), yet is obligated to pay Federal Income Tax in a given tax year due to services performed in the United States, the Employee’s Compensation for such tax year shall be determined in accordance with Section 1.09 and shall not include remuneration attributable to service performed in the United States.

2.	Section 1.09 is hereby amended by replacing the last sentence thereof with the following:

An Employee who is selected by the Plan Administrator or its designee cannot accrue Credited Service and/or Continuous Service under the Plan while he is a citizen of the United States, the holder of a green card, or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code) in the United States. In the case of an Employee who is a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Internal Revenue Code) with respect to the United States, yet is obligated to pay United States federal income tax in a given tax year due to services performed in the United States, (1) such Employee shall accrue Continuous Service for that tax year, and (2) such Employee’s Compensation and Credited Service for that tax year shall not include services performed in the United States, and any remuneration related to such services. Services performed in the United States shall be determined by multiplying the amount of Credited Service to which the Employee would otherwise be entitled for such tax year by a fraction, the numerator of which is the amount of the Employee’s compensation for the taxable year that is subject to taxation in the United States, and the denominator of which is the Employee’s total compensation during the tax year. Remuneration attributable to services in the United States shall be determined by multiplying the Employee’s Compensation for the tax year by such fraction.

3.	Section 3.01 is hereby amended by replacing the last paragraph thereof with the following:

Notwithstanding any other provision of the Plan to the contrary, Credited Service shall not be credited for a period of employment rendered in the United States while the Employees is a United States citizen, green card holder, or resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code) in the United States. For any tax year in which the Employee is considered a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Internal Revenue Code), Credited Service for such Tax Year shall not include services performed in the United States, as determined in accordance with Section 1.09.

4.	Section 4.01 shall be replaced with the following:

Except as hereinafter provided or as provided in Section 2.04, all service with the Company and with any corporation or other business entity of the Company (including a Participating Company) rendered by an Employee, whether as a Participant or otherwise, prior to his retirement shall be Continuous Service for purposes of the Plan; provided, however, that service performed with the Company while the Employee is a United States citizen, green card holder, or resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code) in the United States shall not be considered Continuous Service. An Employee’s Continuous Service shall be measured in months and years, with each partial month of Continuous Service treated as one full month.

AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Mark J. Davis
Mark J. Davis
Plan Administrator

Date:	May 1, 2012

Witness:	Sharon Simms